Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated July 19, 2004 relating to the financial statements of the MurphyMorris ETF Fund appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Financial Statement and Experts" in the Proxy/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
April 11, 2005